Exhibit 15.6

Chairman
James W. Boyd
President and CEO
John T. Boyd II
Managing Director and COO
Ronald L. Lewis
Vice Presidents
Richard L. Bate
James F. Kvitkovich
Russell P. Moran
George V. Weisdack
John L. Weiss
William P. Wolf
Vice President
Business Development
George Stepanovich, Jr.
Managing Director - Australia
Ian L. Alexander
Managing Director - China
Dehui (David) Zhong
Assistant to the President
Mark P. Davic
Denver
Dominion Plaza, Suite 1725N
600 17th Street
Denver, CO 80202-3333
(303) 293-8988
(303) 293-2232 Fax
jtboydd@jtboyd.com
Pittsburgh
(724) 873-4400
jtboydp@jtboyd.com
Brisbane
61 7 3232-5000
jtboydau@jtboyd.com
Beijing
86 10 6500-5854
jtboydcn@jtboyd.com
London
44 208 748-5344 Tel/Fax

www.jtboyd.com
March 10, 2010
File: 3423.001
To the Board of Directors of
Vale S.A. (“Vale”)
Ladies and Gentlemen:
The John T. Boyd Company hereby consents to (a) being named in the Annual Report on Form 20-F of Vale S.A. (“Vale”) for the year ended December 31, 2009 (the “2009 20-F”) as having conducted the review and preparation of certain coal reserve estimates and (b) the incorporation by reference of the 2009 20-F into the Registration Statements on Form F-3 of: Vale and Vale Overseas Limited (File Nos. 333-162822 and 333-162822-01); Vale and Vale Capital II (File Nos. 333-160448 and 333-160448-01); and Vale and Vale Capital Limited (File Nos. 333-143857 and 333-143857-01).

Very truly, JOHN T. BOYD COMPANY
By:
Richard L. Bate
Vice President